Exhibit 3.1


                              AMENDED AND RESTATED


                          CERTIFICATE OF INCORPORATION


                                       OF


                     NATIONAL PATENT DEVELOPMENT CORPORATION


                                      under


                      The Delaware General Corporation Law

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                              AMENDED AND RESTATED


                          CERTIFICATE OF INCORPORATION


                                       OF


                     NATIONAL PATENT DEVELOPMENT CORPORATION



         The undersigned, being the Chief Executive Officer of National Patent Development Corporation (the "Corporation"), hereby certifies as follows:

         1: The original name of this corporation is National Patent Development Corporation and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is March 10, 1998.

         2: The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

                                      * * *

         FIRST. The name of the Corporation is National Patent Development Corporation.

         SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. Authorized Shares.

                  1. The aggregate number of shares which the Corporation shall have authority to issue is 40,000,000, of which 30,000,000 shares of the par

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value of $.01 per share shall be designated Common Stock, and 10,000,000 shares of the par value of $.01 per share shall be designated Preferred Stock. At the time the Corporation's Amended and Restated Certificate of Incorporation becomes effective (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's Class A Common Stock, par value $.01 per share, authorized and issued immediately prior to the Effective Time shall be reclassified and converted into one share of Common Stock.

                  2. Authority is hereby expressly granted to the Board of Directors from time to time to issue the shares of Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, voting rights, if any, powers, preferences, and rights, and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

                  3. The number of shares of any class or classes of the capital stock of the Corporation may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock entitled to vote generally on matters presented to the stockholders of the Corporation.

                  4. The designations, voting rights, if any, powers, preferences, and rights, and the qualifications, limitations, and restrictions, of any series of Preferred Stock created in accordance with this Article FOURTH may be amended or waived in any respect by the affirmative vote of the holders of a majority of the shares of such series (or such higher vote as may be required pursuant to the voting rights, powers, preferences, and rights of such series), and the holders of any other class (including the Common Stock) or series of capital stock shall not be entitled to vote on such amendment or waiver, except to the extent otherwise provided in the voting rights, powers, preferences, and rights of any other series of Preferred Stock.

         FIFTH. Directors.

                  1. The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board, by resolution adopted by the vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. Stockholders shall not have the right to increase or decrease the number of directors or, unless there are no directors then in office, to fill vacancies on the Board of Directors .

                  2. A director may be removed only for cause and only by the affirmative vote of the holders of two-thirds of the voting power of the shares of capital stock entitled to vote thereon.

                  3. Election of directors need not be by written ballot.
         SIXTH. The stockholders of the Corporation are authorized to adopt, amend, or repeal By-Laws of the Corporation, but only by the affirmative vote of the holders of 75% of the voting power of the shares of capital stock entitled to vote thereon. The Board of Directors is also authorized to adopt, amend, or repeal By-Laws of the Corporation.

         SEVENTH. Action shall be taken by the stockholders only at annual or special meetings of stockholders and stockholders may not act by written consent. Stockholders shall not have the right to call a special meeting of stockholders.

         EIGHTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, or incorporator of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, partner,

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manager, or trustee of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters, which antedate the adoption of this Article EIGHTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, partner, or trustee and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise. Notwithstanding the foregoing, except with respect to an action, suit, or proceeding to enforce a right of indemnification under this Article EIGHTH, the Corporation shall not be required by this Article EIGHTH to indemnify any person with respect to, or to advance expenses incurred by such person (including attorneys' fees) in connection with, any action, suit, or proceeding initiated by such person against the Corporation, or any counterclaim, cross-claim, affirmative defense, or similar claim of the Corporation in connection with such action, suit, or proceeding, unless such action, suit, or proceeding was authorized by the Board of Directors by a vote of a majority of the directors having no interest in such action, suit, or proceeding.

         NINTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article NINTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article NINTH, and neither the amendment or repeal of this Article NINTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article NINTH, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article NINTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

         TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in

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number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                      * * *

         3: The foregoing amendment and restatement was authorized pursuant to Sections 228, 242, and 245 of the General Corporation Law by unanimous written consent of the directors of the Corporation and the written consent of the sole stockholder of the Corporation.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate and affirmed the statements made herein are true under penalties of perjury this __th day of February, 2004.



                                  Jerome I. Feldman, Chief Executive Officer
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